EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at September 30, 1999, included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                                        Jurisdiction of              Immediate
                              Company                                    Incorporation                Parent*

APAC-Alabama, Inc....................................................      Delaware                     AHI
APAC-Arkansas, Inc...................................................      Delaware                     AHI
APAC-Carolina, Inc...................................................      Delaware                     AHI
APAC-Florida, Inc....................................................      Delaware                     AHI
APAC-Georgia, Inc....................................................       Georgia                     AHI
APAC Holdings, Inc. ("AHI")..........................................      Delaware                     AI
APAC-Kansas, Inc.....................................................      Delaware                     AHI
APAC-Mississippi, Inc................................................      Delaware                     AHI
APAC-Missouri, Inc...................................................      Delaware                     AHI
APAC-Oklahoma, Inc...................................................      Delaware                     AHI
APAC-Tennessee, Inc..................................................      Delaware                     AHI
APAC-Texas, Inc......................................................      Delaware                     AHI
APAC-Virginia, Inc...................................................      Delaware                     AHI
Arch Coal, Inc.......................................................      Delaware                  AI 57.93%
Ashland Canada Inc...................................................   Ontario, Canada                AIHI
Ashland Chemical Hispania, S.A.......................................        Spain                      AI
Ashland France S.A...................................................       France              AIHI 85% -  AI 15%
Ashland International Holdings, Inc. ("AIHI")........................      Delaware                     AI
Ashland Italia S.p.A.................................................        Italy            AIHI 43.50% - AI 56.50%
Ashland Nederland B.V................................................     Netherlands                  AIHI
Ashland UK Limited...................................................   United Kingdom                 AIHI
Ash Property, Inc....................................................        Ohio                       AI
Ashmont Insurance Company, Inc. .....................................       Vermont                     AI
Marathon Ashland Petroleum LLC.......................................      Delaware                   AI 38%
Valvoline (Australia) Pty. Ltd.......................................      Australia                   AIHI
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              *100% of the voting securities are owned by the immediate parent except as otherwise indicated.
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